SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)        January 1, 1999




                   SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




   Delaware                       1-10428                 77-0148208
------------------             ------------             ---------------
(State of or other             (Commission              (IRS Employer
jurisdiction of                File Number)             Identification
incorporation)                                          Number)




3400 West Warren Avenue, Fremont California               94538
-------------------------------------------             ----------
(Address of principal executive offices)                (Zip Code)




      Registrant's telephone number, including area code   (510) 623-9001




            ------------------------------------------------------
            (Former name or address, if changed since last report)

ITEM 5.  OTHER EVENTS.

      On January 1, 1999, Sunrise Technologies International, Inc. (the "Registrant") issued and sold, without registration under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate principal amount of $10,000,000 in 5% convertible subordinated pay-in-kind notes due 2001 (the "Notes"), and accompanying warrants to purchase common stock (the "Warrants") through a private placement. The Notes and Warrants were offered and sold by the Registrant in reliance on Regulation D under the Securities Act to an "accredited investor" within the meaning of Rule 501 under the Securities Act. The Notes mature December 31, 2001. An aggregate of 1,875,000 shares of common stock have been reserved for issuance upon conversion of the Note, and an aggregate of 148,950 shares of common stock have been reserved for issuance upon exercise of the Warrants.

The Registrant has agreed to register under the Securities Act the shares of common stock issuable upon conversion of the Notes and the shares of common stock issuable upon exercise of the Warrants.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.


Exhibit                              Description
-------                              -----------

   4              Instruments Defining the Rights of Security Holders

   4.1            12% Convertible Subordinated Pay-In-Kind Note Due 2001

   4.2            Note and Warrant Purchase Agreement

   4.3            Warrant for the Purchase of Shares of Common Stock

   4.4            Registration Rights Agreement

  99.1            Press Release of Registrant dated January 11, 1999

                                  SIGNATURES
                                  ----------


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
                               (Registrant)


DATE:  January 12, 1999        By:   /s/ Timothy A. Marcotte
                                     ---------------------------------------

                                     Name:       Timothy A. Marcotte

                                     Title:      Vice President, Finance
                                                 and Chief Financial Officer